                                                      Registration No. 333-85488
                                                Filed Pursuant to Rule 424(b)(2)


                       John Hancock Life Insurance Company

                                 SignatureNotes

           With Maturities of Twelve Months or More from Date of Issue




Pricing Supplement No. 1                                    Trade Date: 08/29/02
(To Prospectus dated July 22, 2002)                         Issue Date: 09/04/02

The date of this Pricing Supplement is August 29, 2002


         CUSIP
           or                 Stated Annual
      Common Code             Interest Rate          Maturity Date          Price to Public      Additional Amounts
      -----------             -------------          -------------          ---------------      ------------------
       41013MAA8                 5.000%                 09/15/12               100.000%                  N/A


    Interest Payment                                                                If Callable by Issuer,
       Frequency                                                                dates and terms of redemption
  (First Payment Date)      Survivor's Option      Callable by Issuer          (including the redemption price)
  --------------------      -----------------      ------------------          --------------------------------
        Monthly                    Yes                     No                                N/A

   Beginning 10/15/02



                              Discounts and                                                     Other Material
   Proceeds to Issuer          Commissions            Reallowance               Dealer          Terms (if any)
   ------------------         -------------           -----------               ------          --------------
        98.000%                  2.000%                  0.200%                ABN AMRO          NYSE listing
                                                                          Financial Services,
                                                                                 Inc.

     Original Issue
     Discount/1/
     --------------
          N/A

---------------------------------
/1/ For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders -- Original Issue Discount Notes" in the Prospectus.